Exhibit 4.18

Execution Version

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Schedule A -	Schedule of Investors

i

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (“Agreement”) is made as of the 22nd day of June, 2017, by and between Proteon Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, together with any persons or entities that become parties hereto pursuant to Section 3.9 (the “Investors”).

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of May 13, 2014, as previously amended and in effect prior to the date hereof (the “Prior Agreement”);

WHEREAS, the Company has entered into the Securities Purchase Agreement, dated as of the date hereof (the “2017 Securities Purchase Agreement”), pursuant to which the Company has agreed to sell to the investors party thereto (the “2017 Buyers”) an aggregate of 22,000 shares (the “2017 Preferred Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “2017 Series A Preferred Stock”), for a purchase price of $1,000 per Preferred Share, or an aggregate purchase price of $22.0 million (the “2017 Series A Offering”), subject to the terms and conditions of the 2017 Securities Purchase Agreement;

WHEREAS, in connection with the 2017 Series A Offering, the Company will, subject to obtaining the requisite approval of the Company’s stockholders as required by the rules of the NASDAQ Stock Market, adopt, execute and file with the Office of the Secretary of State of the State of Delaware, immediately prior to the consummation of the 2017 Series A Offering, the Certificate of Designation of Preferences, Rights and Limitations of the 2017 Series A Preferred Stock in order to fix the designation, authorized number of shares, powers, preferences, rights, qualifications, limitations and restrictions of the 2017 Series A Preferred Stock, including the conversion rights of the 2017 Series A Preferred Stock into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the shares of Common Stock issued or issuable upon conversion of the 2017 Preferred Shares being referred to as the “2017 Conversion Shares”);

WHEREAS, in connection with the Series A Offering, the Company will enter into a Registration Rights Agreement with the 2017 Buyers (the “2017 Registration Rights Agreement”), pursuant to which the Company will grant the 2017 Buyers certain shelf and “piggyback” registration rights, including with respect to the 2017 Conversion Shares;

WHEREAS, the 2017 Buyers have made it a condition precedent to their purchase of the 2017 Preferred Shares pursuant to the 2017 Securities Purchase Agreement that the parties enter into this Agreement;

WHEREAS, the Company and Investors holding the requisite number of shares of Registrable Securities (as defined in the Prior Agreement) desire to amend and restate the Prior Agreement in the manner provided below; and

WHEREAS, in order to induce the 2017 Buyers to invest funds in the Company pursuant to the 2017 Securities Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register Registrable Securities (as defined below) of the Investors.

NOW, THEREFORE, the parties hereby agree as follows:

1.                  Definitions. For purposes of this Agreement:

“Agreement” shall have the meaning set forth in the Preamble.

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any partner, officer, director, manager or employee of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person.

“Charter” means the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended and in effect from time to time.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Damages” means any loss, claim, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, claim, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by any other party hereto of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Demand Notice” shall have the meaning set forth in Section 2.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (i) a registration relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, or similar plan or to an SEC Rule 145 transaction; (ii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered; or (iv) a registration effected pursuant to the 2017 Registration Rights Agreement.

“Final Prospectus” shall have the meaning set forth in Section 2.9(d).

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any holder of Registrable Securities who is a party to this Agreement.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“IPO” means the Company’s initial public offering of its Common Stock under the Securities Act, which was consummated on October 27, 2014.

“Investors” shall have the meaning set forth in the Preamble.

“Major Holder” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 2,000,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Preferred Stock” means, collectively, shares of the Company’s Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock. For clarity, the term “Preferred Stock” does not include the 2017 Series A Preferred Stock.

“Prior Agreement” shall have the meaning set forth in the Recitals.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (i) the Common Stock issued upon conversion of the Preferred Stock; (ii) Common Stock issued pursuant to the Series D Purchase Agreement; (iii) the Warrant Shares; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i)-(iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the rights under Section 2 hereof are not assigned and any shares for which registration rights have terminated pursuant to Section 2.14 of this Agreement. For the avoidance of doubt, the term “Registrable Securities” shall not include any of the 2017 Registrable Securities.

“Registrable Securities then outstanding” means the number of shares of Registrable Securities determined by adding the shares of Common Stock outstanding that are Registrable Securities and the shares of Common Stock issuable pursuant to then exercisable or convertible securities that are Registrable Securities.

“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.13(b).

“S-3 Notice” shall have the meaning set forth in Section 2.3(a).

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of one counsel for the Holders, except as provided in Section 2.7.

“Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.001 per share, the designation, powers, rights, preferences and privileges of which were cancelled following the conversion of all outstanding shares of such series into Common Stock at or prior to the closing of the IPO. For the avoidance of doubt, the term “Series A Preferred Stock” does not mean or include the 2017 Series A Preferred Stock.

“Series A-1 Preferred Stock” means the Company’s Series A-1 Preferred Stock, par value $0.001 per share, the designation, powers, rights, preferences and privileges of which were cancelled following the conversion of all outstanding shares of such series into Common Stock at or prior to the closing of the IPO.

“Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.001 per share, the designation, powers, rights, preferences and privileges of which were cancelled following the conversion of all outstanding shares of such series into Common Stock at or prior to the closing of the IPO.

“Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.001 per share, the designation, powers, rights, preferences and privileges of which were cancelled following the conversion of all outstanding shares of such series into Common Stock at or prior to the closing of the IPO.

“Series C Purchase Agreement” means that certain Series C Preferred Stock and Warrant Purchase Agreement, dated as of August 2, 2011, by and among the Company and the investors that are parties thereto, as amended and in effect from time to time.

“Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.001 per share, the designation, powers, rights, preferences and privileges of which were cancelled following the conversion of all outstanding shares of such series into Common Stock at or prior to the closing of the IPO.

“Series D Purchase Agreement” means that certain Series D Preferred Stock Purchase Agreement dated as of May 13, 2014, as amended and in effect from time to time.

“2017 Buyers” shall have the meaning set forth in the Recitals.

“2017 Conversion Shares” shall have the meaning set forth in the recitals.

“2017 Holder” means any holder of 2017 Registrable Securities who has registration rights under the 2017 Registration Rights Agreement.

“2017 Preferred Shares” shall have the meaning set forth in the Recitals.

“2017 Registrable Securities” shall mean Registrable Securities (as such term is defined in the 2017 Registration Rights Agreement).

“2017 Registration Rights Agreement” shall have the meaning set forth in the Recitals.

“2017 Securities Purchase Agreement” shall have the meaning set forth in the Recitals.

“2017 Series A Offering” shall have the meaning set forth in the Recitals.

“2017 Series A Preferred Stock” shall have the meaning set forth in the Recitals.

“Warrants” means the warrants issued pursuant to, and in accordance with, the terms and conditions of the Series C Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

2.                  Registration Rights. The Company covenants and agrees as follows:

2.1.            Demand Registration.

(a)                If at any time after the date of this Agreement, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company effect a registration with respect to an amount of the Registrable Securities then outstanding, then the Company shall (A) within ten (10) calendar days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (B) as soon as practicable, and in any event within sixty (60) calendar days after the date such request is given by the Initiating Holders, file a registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) calendar days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(b).

(b)               Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) calendar days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided, further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than pursuant to an Excluded Registration.

(c)                The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 (i) during the period that is sixty (60) calendar days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) calendar days after the effective date of, a Company-initiated registration; provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to this Section 2.1; (iii) if the Holders, together with the holders of any other securities of the Company entitled to and requesting inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of Selling Expenses) of less than $5,000,000; or (iv) if, in a distribution not underwritten, the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3. A registration shall not be counted as “effected” for purposes of this Section 2.1 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.7, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1.

2.2.            Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) calendar days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.4, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.7.

2.3.            Form S-3 Registration. If the Company receives a request from one or more Holders of the Registrable Securities then outstanding that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Initiating Holders, then the Company shall:

(a)                within ten (10) calendar days after the date such request is given, give notice of the proposed registration to all Holders other than the Initiating Holders (the “S-3 Notice”); and

(b)               as soon as practicable, use its commercially reasonable efforts to effect such registration as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a request given to the Company within fifteen (15) calendar days after the S-3 Notice is given; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3 (i) if Form S-3 is not then available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to and requesting inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (without regard to Selling Expenses) of less than $1,000,000; (iii) if the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that in the good-faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) calendar days after receipt of the request of the Initiating Holders under this Section 2.3; provided, however, that the Company shall not invoke this right more than once in any twelve (12) month period; and provided, further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than pursuant to an Excluded Registration; or (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.3; or (v) during the period ending one hundred eighty (180) calendar days after the effective date of a registration made under Section 2.2 hereof.

(c)                Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1.

2.4.            Underwriting Requirements.

(a)                If, pursuant to Section 2.1 or Section 2.3, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) or Section 2.3, and the Company shall include such information in the Demand Notice or the S-3 Notice, as the case may be. The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.5(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.4, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among all Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities of the Company owned by each Holder; provided, however, the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b)               In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. Except to the extent otherwise provided below in this Section 2.4(b), in no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. If the underwriters determine that less than all of the Registrable Securities and the 2017 Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities and the 2017 Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders and the selling 2017 Holders based on the number of Registrable Securities held by all selling Holders and the number of 2017 Registrable Securities held by all selling 2017 Holders or in such other proportions as shall mutually be agreed to by all such selling Holders and all such selling 2017 Holders. Notwithstanding the foregoing, in no event shall the aggregate number of Registrable Securities and 2017 Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering. For purposes of the provisions in this Section 2.4(b) concerning apportionment, for any selling stockholder that is a Holder or a 2017 Holder and a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder or such 2017 Holder, as the case may be, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder” or “selling 2017 Holder,” as the case may be, and any pro rata reduction with respect to such “selling Holder” or such “selling 2017 Holder” shall be based upon the aggregate number of Registrable Securities or 2017 Registrable Securities, as the case may be, owned by all Persons included in such “selling Holder” or such “selling 2017 Holder”, as the case may be, as defined in this sentence.

(c)                For purposes of Section 2.1 and Section 2.3, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.4(a), fewer than seventy-five (75%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.5.            Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) calendar days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) calendar day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) calendar day period shall be extended for up to an additional one hundred twenty (120) calendar days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)               prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)                furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)               use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)                in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)                use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)               provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)               promptly make available for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with any such registration statement;

(i)                 notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)                 after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.6.            Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.7.            Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one (1) counsel for the selling Holders, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one (1) registration pursuant to Section 2.1 or Section 2.3, as the case may be; provided, further that if, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1 or Section 2.3. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.8.            Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.9.            Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)                To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating any matter or defending any proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such investigation or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)               To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating any investigation or defending any proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such investigation or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further that in no event shall any indemnity under this Section 2.9(b) exceed the proceeds from the offering (net of any Selling Expenses) received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c)                Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)               The foregoing indemnity agreements of the Company and the selling Holders are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the Securities Act.

(e)                To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further that in no event shall a Holder’s liability pursuant to this Section 2.9(e), when combined with the amounts paid or payable by such Holder pursuant to Section 2.9(b), exceed the proceeds from the offering (net of any Selling Expenses) received by such Holder, except in the case of willful misconduct or fraud by such Holder.

(f)                Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.10.        Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)                make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the date of this Agreement;

(b)               use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)                furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to such Form S-3 (at any time after the Company so qualifies to use such form).

2.11.        Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least seventy percent (70%) of the Registrable Securities then-outstanding and the holders of at least a majority of the then-outstanding Registrable Securities issued upon conversion of the Series D Preferred Stock, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) to demand registration of any securities held by such holder or prospective holder; provided, that the provisions of this Section 2.11 shall not apply to (A) any additional Holder who becomes a party to this Agreement in accordance with Section 3.9 or (B) the 2017 Registration Rights Agreement or any registration statement effected pursuant thereto.

2.12.        Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee of such Registrable Securities that (i) is an Affiliate, partner, member, limited partner, retired partner, retired member, or stockholder of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 500,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being transferred; and (y) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate, limited partner, retired partner, member, retired member, or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Section 2.

2.13.        Restrictions on Transfer.

(a)                The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act.

(b)               Each certificate representing (i) the Registrable Securities, and (ii) any other securities issued in respect of the Registrable Securities, upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.13(c)) be stamped or otherwise imprinted with a legend in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A CERTAIN INVESTORS’ RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.13.

(c)                The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.13(c). Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.13(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.14.        Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1, Section 2.2, or Section 2.3 shall terminate upon the earlier of:

(a)                the closing of a Deemed Liquidation Event, as such term is defined in the Charter; or

(b)               such time as all of such Holder’s Registrable Securities constitute less than three percent (3%) of the outstanding Common Stock and could be sold without restriction under SEC Rule 144.

3.                  Miscellaneous.

3.1.            Successors and Assigns. Each Investor hereby agrees that it shall not, and may not, assign any of its rights and obligations hereunder, unless such rights and obligations are assigned by such Investor to any Person to which Registrable Securities are transferred by such Investor pursuant to Section 2.12 and, in each case, such assignee shall be deemed an “Investor” for purposes of this Agreement; provided, that such assignment of rights shall be contingent upon the assignee providing a written instrument to the Company notifying the Company of such assignment and agreeing in writing to be bound by the terms of this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2.            Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

3.3.            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4.            Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5.            Notices. All notices, requests, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the signature pages, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 3.5. If notice is given to the Company, a copy shall also be sent to:

Julio E. Vega

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110

e-mail: julio.vega@morganlewis.com

fax: 617-345-5016

and if notice is given to the Investors, a copy shall also be given to:

David R. Pierson

Foley Hoag LLP

Seaport West

155 Seaport Boulevard

Boston, Massachusetts 02210-2600

email: dpierson@foleyhoag.com

fax: 617-832-7000

3.6.            Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least seventy percent (70%) of the Registrable Securities then-outstanding and the holders of at least a majority of the then-outstanding Registrable Securities issued upon conversion of the Series D Preferred Stock; provided, that the Company may in its sole discretion waive compliance with Section 2.13(c) (and the Company’s failure to object promptly in writing to a proposed assignment allegedly in violation of Section 2.13(c) shall be deemed to be a waiver). Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 3.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.7.            Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.8.            Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.9.            Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional Registrable Securities after the date hereof, any purchaser of such Registrable Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Holder, so long as such additional Holder has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

3.10.        Entire Agreement. This Agreement (including the Exhibits hereto) supersedes the Prior Agreement, and together with the Charter constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreements relating to the subject matter hereof existing between the parties are expressly canceled.

3.11.        Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Massachusetts or the United States District Court for the District of Massachusetts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party will bear its own costs in respect of any disputes arising under this Agreement. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Massachusetts or any court of the Commonwealth of Massachusetts having subject matter jurisdiction.

3.12.        Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.13.        Confidentiality. Subject, in the case of the 2017 Buyers, to the provisions of Section 5(i) of the 2017 Securities Purchase Agreement, each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.13 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.13; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law; provided, that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. The Company acknowledges that certain of the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company. The Company further acknowledges that certain of the Investors may engage in the research, development or commercialization of products or services that compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise, or from engaging in such research, development or commercialization activities, regardless of whether such enterprise or activities are competitive with respect to the Company, so long as such activities do not result in a violation of the confidentiality provisions of this Agreement.

3.14.        Successor Indemnification. If the Company or any of its successors or assignees (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its certificate of incorporation, the Indemnification Agreements (as defined in the Series D Purchase Agreement) or elsewhere, as the case may be.

3.15.        Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically become null and void and shall be of no further force and effect upon the termination of the 2017 Securities Purchase Agreement prior to the closing of the 2017 Series A Offering, and in the event of such termination, the Prior Agreement shall remain in full force and effect as though this Agreement were never entered into by the parties hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

PROTEON THERAPEUTICS, INC.

By:	/s/ Timothy Noyes
Name:	Timothy Noyes
Title:	President and Chief Executive Officer

Address:
200 West Street
Waltham, MA 02451

Email:	SeriesA@proteontx.com
Fax:	(781) 487-6729

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fifth Amended and Restated Investors’ Rights Agreement dated as of June 22, 2017, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 22nd day of June, 2017.

ABINGWORTH BIOVENTURES VI, LP

By:	Abingworth LLP
its Manager

By:	/s/ James Abell
Name:	James Abell
Title:	Partner

Address:
38 Jermyn Street
London SW1Y 6DN
United Kingdom

Email: legal@abingworth.com

Fax: +44 207 534 1539

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fifth Amended and Restated Investors’ Rights Agreement dated as of June 22, 2017, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 22nd day of June, 2017.

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P. General Partner

By:	J.E. Flynn Capital III, LLC General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

Address:
780 Third Avenue, 37th Floor New York, NY 10017

Email:	dclark@deerfield.com

Fax	(646) 536-5662

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fifth Amended and Restated Investors’ Rights Agreement dated as of June 22, 2017, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 22nd day of June, 2017.

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Mgmt, L.P. General Partner

By:	J.E. Flynn Capital, LLC General Partner

By:	/s/ David J. Clark
Name: David Clark
Title: Authorized Signatory

Address:
780 Third Avenue, 37th Floor New York, NY 10017

Email:	dclark@deerfield.com

Fax	(646) 536-5662

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fifth Amended and Restated Investors’ Rights Agreement dated as of June 22, 2017, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 22nd day of June, 2017.

INTERSOUTH PARTNERS VI, L.P.

By:	Intersouth Associates VI, LLC its General Partner

By:	/s/ Mitch Mumma
Name:	Mitch Mumma
Title:	Managing Member

Address: 4711 Hope Valley Road, Suite 4F-632 Durham, NC 27707

Email:	DJD@Intersouth.com

Fax:	919-493-6649

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fifth Amended and Restated Investors’ Rights Agreement dated as of June 22, 2017, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 22nd day of June, 2017.

MPM BIO IV NVS STRATEGIC FUND, L.P.

By:	MPM Bioventures IV GP LLC its General Partner

By:	MPM Bioventures IV LLC its Managing Partner

By:	/s/ Todd Foley
Name:	Todd Foley
Title:	Member

Address: 450 Kendall Street Cambridge, MA 02142

Email:	tfoley@mpmcapital.com

Fax:	617-425-9201

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fifth Amended and Restated Investors’ Rights Agreement dated as of June 22, 2017, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 22nd day of June, 2017.

PHARMSTANDARD INTERNATIONAL S.A.

By:	/s/ Eriks Martinovskis
Name:	Eriks Martinovskis
Title:	Director

Address:
10A Rue Henri Schnadt
Luxembourg L-2530

Email:	info@pharmstd.lu
eriks.martinovskis@pharmstd.lu

Fax:	+352 24840134

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fifth Amended and Restated Investors’ Rights Agreement dated as of June 22, 2017, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 22nd day of June, 2017.

PRISM VENTURE PARTNERS V, LP

By:	Prism Investment Partners V, L.P. its General Partner

By:	Prism Venture Partners V, L.L.C. its General Partner

By:	/s/ Brendan M. O’Leary
Name:	Brendan M. O’Leary
Title:	Managing Director

Address:
117 Kendrick Street, #200
Needham, MA 02494

Email:	boleary@prismventure.com

Fax:	781-302-0404

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fifth Amended and Restated Investors’ Rights Agreement dated as of June 22, 2017, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 22nd day of June, 2017.

PRISM VENTURE PARTNERS V-A, LP

By:	Prism Investment Partners V, L.P. its General Partner

By:	Prism Venture Partners V, L.L.C. its General Partner

By:	/s/ Brendan M .O’Leary
Name:	Brendan M. O’Leary
Title:	Managing Director

Address:
117 Kendrick Street, #200
Needham, MA 02494

Email:	boleary@prismventure.com

Fax:	781-302-0404

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fifth Amended and Restated Investors’ Rights Agreement dated as of June 22, 2017, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 22nd day of June, 2017.

SKYLINE VENTURE PARTNERS QUALIFIED PURCHASER FUND IV, LP

By:	Skyline Venture Management IV, LLC, its General Partner

By:	/s/ John G. Freund
Name:	John G. Freund
Title:	Managing Director

Address:
525 University Ave., Suite 1350 Palo Alto, CA 94301

Email:	John@SkylineVentures.com

Fax:	650-329-1090

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fifth Amended and Restated Investors’ Rights Agreement dated as of June 22, 2017, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 22nd day of June, 2017.

TVM LIFE SCIENCE VENTURES VI GMBH & CO. KG

By:	/s/ Joseph Moosholzer
Name:	Joseph Moosholzer
Title:	Authorized Officer

By:	/s/ Stefan Fischer
Name:	Stefan Fischer
Title:	Authorized Officer

Address:
Ottostrasse 4 / Lenbachpalais 80333 Munich Germany

Email:	fischer@tvm-capital.com

Fax:	+49 (89) 998 992 55

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights AGREEMENT]

PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that he, she or it is an “Investor” as defined in the Fifth Amended and Restated Investors’ Rights Agreement dated as of June 22, 2017, as amended and in effect from time to time (the “Investors’ Rights Agreement”), by and among Proteon Therapeutics, Inc. and the parties named therein, (ii) that he, she or it is a party to the Investors’ Rights Agreement for all purposes and (iii) that he, she or it is bound by all terms and conditions of the Investors’ Rights Agreement.

EXECUTED this 22nd day of June, 2017.

TVM LIFE SCIENCE VENTURES VI LP

By:	its General Partner TVM Life Science Ventures VI (Cayman) Ltd.

By:	/s/ Joseph Moosholzer
Name:	Joseph Moosholzer
Title:	Authorized Officer

By:	/s/ Stefan Fischer
Name:	Stefan Fischer
Title:	Authorized Officer

Address:
75 Arlington Street, Suite 500
Boston, MA 02116
USA

Email:	fischer@tvm-capital.com

Fax:	+49 (89) 998 992 55

[SIGNATURE PAGE TO THE PROTEON THERAPEUTICS, INC.

Fifth Amended and Restated Investors’ Rights AGREEMENT]

SCHEDULE A

Investors

Abingworth Bioventures VI, LP

Pharmstandard International S.A.

Deerfield Private Design Fund III, L.P.

Deerfield Special Situations Fund, L.P.

TVM Life Science Ventures VI GmbH & Co. KG

TVM Life Science Ventures VI, L.P. c/o TVM Capital Corporation

Skyline Venture Partners Qualified Purchaser Fund IV, L.P.

Prism Venture Partners V, L.P.

Prism Venture Partners V-A, L.P.

Intersouth Partners VI, L.P.

MPM Bioventures IV, L.P.

MPM Bio IV NVS Strategic Fund, LP

Vectis Healthcare & Life Sciences Fund II, L.P.

Devon Park Bioventures, L.P.

BVP VII Special Opportunity Fund LP

Bessemer Venture Partners VII, L.P.

Bessemer Venture Partners VII Institutional L.P.

Rockhill Partners, LLC

Christena A. Gautreaux, Trustee of the Christena A. Gautreaux Revocable Trust u/t/a 3/8/04

DeMars Pension Consulting Services, Inc.

Whitaker, William P. Trust u/t/a 3-1-1994

Patricia A. Henry, Trustee for Patricia A. Henry Trust

Robert F. Eltonhead Trust u/t/a 12-14-95

Sudarshan Hebbar Trust Trust U.T.A. dated October 30, 2011

Darcy A. Howe Trust

Kimberly Bland

Mark M. Weber & Dorothy M. Weber

Jill Embry

Mark Whitlow

Jimmy A. DeMars and Janice K. Rice DeMars

Lloyd J. Kissick, III

Michael P. Vandenbergh and Linda K. Breggin

Marc A. Lonesk Trust u/t/a 3-8-1999

William and Sayra Pingleton

Handler Clements and Associates, Inc.

David A. Atterbury

Alan I. Atterbury

Robert and Anne St. Peter

Gary A. Brukardt Preservation Trust UAD January 10, 2008

James T. Cook & Gail Berkowitz

Eagle One, LLC

Cameron Jones Trust u/t/a 5-3-03

IRA FOB Deborah E. Balentine

MMB Investments, LLC

John D. Hunkeler Revocable Trust u/t/a 10-13-88

Diane J. Seif

Mark Mendel

KTEC Holdings, Inc.

Brad and Theresa Frelich

Tom Crouch

Michael K. Fox Trust

Anne and Clayton Johnston

Minda and Dan Mason

Precede Fund, LLC

Michael H. Bombeck Trust dated 2/13/2009

F. Nicholas Franano and Lorie Beth Whitaker

Michael D. Franano and Deborah E. Balentine